                                                                   Exhibit 23.03


                CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated March 14, 2002 on the Cell-Matrix, Inc. financial statements, in Amendment No. 2 to the Registration Statement (Form S-1) and related Prospectus of CancerVax Corporation expected to be filed on or about September 15, 2003.

                                        /s/ Ernst & Young LLP

San Diego, California
September 12, 2003